UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ___________________________
FORM 8-K
 ___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2016

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HANSEN MEDICAL, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)
On March 25, 2016, the Audit Committee of the Board of Directors of Hansen Medical, Inc. (the “Company”), in conjunction with discussions held with the Company’s independent registered public accounting firm determined that it will be required to restate the Company’s financial statements for the three and six months ended June 30, 2015 and for the nine months ended September 30, 2015 to correct the Company’s net loss attributable to common stockholders and basic and diluted earnings per common share for the three and six months ended June 30, 2015 and for the nine months ended September 30, 2015 as reported in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, as filed with the Securities and Exchange Commission on August 10, 2015 and November 9, 2015, respectively. As such, these financial statements can no longer be relied upon. The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with its Interim Chief Financial Officer and BDO USA, LLP, its independent registered public accounting firm throughout 2015.

At the time the Company entered into a financing securities purchase financing agreement, dated March 9, 2015, to sell an aggregate of 53,846 shares of Series A convertible preferred stock at a per share price of $650, the Company engaged the assistance of outside third party firms to advise on both the valuation of the securities and on the appropriate accounting treatment of the convertible preferred stock beneficial conversion feature. The accounting error resulted in the failure to deduct a one-time, non-cash charge of $15.3 million attributable to the deemed dividend upon the conversion of Series A convertible preferred stock which occurred on May 12, 2015. The Company's internal controls and procedures related to this error are in the process of being remediated.

The impact of correcting this accounting error is as follows:

	Three months ended June 30, 2015		Six months ended June 30, 2015		Nine months ended September 30, 2015
(in thousands except per share data)	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Net loss	$(12,507)	$(12,507)	$(24,440)	$(24,440)	$(34,667)	$(34,667)
Deemed dividend related to beneficial conversion feature of Series A convertible preferred stock	(20,224)	(20,224)	(20,224)	(20,224)	(20,224)	(20,224)
Deemed dividend on accretion of Series A convertible preferred stock and other	—	(15,322)	—	(15,322)	—	(15,322)
Cumulative dividend on Series A convertible preferred stock	(812)	(812)	(812)	(812)	(812)	(812)
Net loss attributable to common stockholders	$(33,543)	$(48,865)	$(45,476)	$(60,798)	$(55,703)	$(71,025)
Basic and diluted net loss per common share	$(2.06)	$(3.00)	$(3.07)	$(4.10)	$(3.44)	$(4.39)
Shares used to compute basic and diluted net loss per common share	16,311	16,311	14,828	14,828	16,193	16,193

The above-mentioned corrections do not have an effect on consolidated net loss and comprehensive loss, and the consolidated balance sheets or statement of cash flows, or total stockholders' equity.

The Company is filing its restated financial statements for the three and six months ended June 30, 2015 and nine months ended September 30, 2015 following the filing of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: March 31, 2016	/S/ CHRISTOPHER P. LOWE
Christopher P. Lowe
Interim Chief Financial Officer (Principal Financial and Accounting Officer)